Exhibit 5

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN
SECTION 13 OF THE REGISTRATION RIGHTS AGREEMENT DATED AS OF MAY 6, 1996, AS AMENDED, AMONG i VILLAGE, INC. AND THE OTHER SIGNATORIES THERETO (THE "REGISTRATION RIGHTS AGREEMENT") AND THE AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT DATED AS OF MAY 6, 1996, AS AMENDED, AMONG i VILLAGE INC. AND THE OTHER SIGNATORIES THERETO (THE "STOCKHOLDERS AGREEMENT"), AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. UPON THE FULFILLMENT OF CERTAIN OF SUCH CONDITIONS, i VILLAGE INC., HAS AGREED TO DELIVER TO THE HOLDER HEREOF A NEW CERTIFICATE, NOT BEARING THIS LEGEND, FOR THE SECURITIES REPRESENTED HEREBY REGISTERED IN THE NAME OF SUCH HOLDER. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF i VILLAGE INC.
                                                            February 27, 1997

                                i VILLAGE INC.

                          STOCK SUBSCRIPTION WARRANT

          THIS CERTIFIES that, for value received, AMERICA ONLINE, INC. or assigns, is entitled to subscribe for and purchase from i VILLAGE INC., a Delaware corporation (the "Company"), that number of shares (the "Warrant Shares") of capital stock of the Company as shall be determined in accordance with the provisions of Section 1 hereof at the price per share (the "Warrant Price") determined in accordance with the provisions of Section 1 hereof, at any time or from time to time during the period (the "Exercise Period") commencing with the date hereof and terminating on the fifth anniversary of the date hereof. This Warrant is one of a series of stock subscription warrants (the "Warrants") being issued pursuant to a Note and Warrant Purchase Agreement dated as of the date hereof (the "Purchase Agreement"), among the Company and the other signatories thereto. Terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.

          SECTION 1.      Warrant Shares and Warrant Price.

          The Warrant Shares and the Warrant Price shall be established as follows:

          (a) If the Company consummates an equity financing (or series of related financings) involving the issuance and sale of Series C Convertible Preferred Stock (the rights, preferences and privileges of which are to be designated by the Board of Directors of the Company) (the "Series C Preferred Stock") prior to the Demand Date (as defined in the Note (as defined in the Purchase Agreement)), yielding aggregate proceeds of at least $12,000,000 (the "Qualified Financing"), the Warrant Shares shall consist of shares of

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Series C Preferred Stock issued in the Qualified Financing and the Warrant
Price shall equal the per share purchase price of the Series C Preferred Stock issued in the Qualified Capital Financing.

          (b) If the Company has not consummated the Qualified Financing prior to the Demand Date, the Warrant Shares shall consist of shares of Senior Series B-2 Preferred Stock, $.0005 par value (the rights, preferences and privileges of which are attached to the Note as Exhibit B) (the "Senior Series B-2 Preferred Stock"), and the Warrant Price shall equal $2.50.

          (c) The number of Warrant Shares for which this Warrant is exercisable shall be equal to (1) the product of (x) .05 and (y) the sum of the average daily outstanding principal amounts, if any, of the Company's Convertible Note dated the date hereof and issued to the holder hereof pursuant to the Purchase Agreement (the "Note"), multiplied by the number of thirty-day periods during which the Note shall be outstanding (the "Multiple"), commencing with the date of issuance of this Warrant (the "Issue Date"), divided by (2) the Warrant Price, minus the number of Warrant Shares for which this Warrant was previously exercised; provided however, that in the event of a partial period, the Multiple shall be increased by a fraction the numerator of which shall be the number of seven-day periods from the end of the prior full thirty-day period to the date of exercise of this Warrant and the denominator of which shall be four (4): provided, however, that in no event shall the fraction exceed one (1). The number of Warrant Shares for which this Warrant is exercisable shall increase as aforesaid at the end of each thirty-day (or shorter) period during which the Note shall be outstanding.

          SECTION 2.      Exercise of Warrant.

          The rights represented by this Warrant may be exercised by the holder hereof, in whole or in part, at any time during the Exercise Period, by the surrender of this Warrant (properly endorsed) at the office of the Company, or at such other agency or office of the Company in the United
States of America as it may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Company, and by payment to the Company of the Warrant Price in cash or by check (or by cancellation of indebtedness evidenced by the Note issued by the Company to such holder which, for such purpose, shall be valued at the principal amount thereof and interest thereon so cancelled) for each share being purchased. In the event of the exercise of the rights represented by this Warrant, a certificate or certificates for the shares of Series C Preferred Stock or Senior Series B-2 Preferred Stock so purchased, registered in the name of the holder, and if such Warrant Exercise shall not have been for all Warrant Shares, a new Warrant, registered in the name of the holder hereof, of like tenor to this Warrant, shall be delivered to the holder hereof within a



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reasonable time, not exceeding ten days, after the rights represented by this
Warrant shall have been so exercised. The person in whose name any certificate for shares of Series C Preferred Stock or Senior Series B-2 Preferred Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

          SECTION 3.      Exchange of Warrant.

          (a) At any time and from time to time during the Exercise Period, the holder may, at its option, exchange this Warrant, in whole or in part (a "Warrant Exchange"), into the number of Warrant Shares determined in accordance with paragraph (b) below, by the surrender of this Warrant, accompanied by a properly completed and executed Notice of Exchange in the form attached, at the agency or office of the Company referred to in Section 2.

          (b) In connection with any Warrant Exchange, this Warrant shall represent the right to subscribe for and acquire the excess (rounded to the next higher integer) of (i) the number (the "Total Number") of Warrant Shares specified in the Notice of Exchange over (ii) the number of Warrant Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Warrant Price by (B) the Fair Market Value.

          (c)  "Fair Market Value" as of a particular date (the
"Determination Date") shall mean:

             (i) if the Company's Common Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc., Automated Quotation ("NASDAQ") National Market System, then the average of the closing or last sale prices, respectively, reported for the twenty (20) trading days ended immediately preceding the Determination Date; or if the Company's Common Stock is not traded on an exchange or on the NASDAQ National Market System but is traded in the over-the-counter market, then the mean of the average of the closing bid and asked prices reported for the twenty (20) trading days ended immediately preceding the Determination Date;

             (ii) in the event of a Warrant Exchange in connection with a merger or consolidation of the Company or a sale of all outstanding capital stock or sale of all or substantially all of the assets, the value of the consideration received or receivable by the stockholders of the Company for each share of Common Stock held (assuming, in the case of a sale of assets, the Company is liquidated immediately following such sale and the consideration paid to the Company is immediately distributed to its stockholders); and

             (iii) in all other circumstances, the fair market value per share of outstanding Common Stock as determined by a nationally recognized independent investment banking firm jointly selected by the Company and the holders of a majority-in-interest of all Warrants then outstanding or, if such selection cannot be made within five days after delivery of the Notice Of Exchange, by a nationally recognized independent investment banking firm selected by the American Arbitration Association in accordance with its rules.

          (d) The closing of any Warrant Exchange shall take place at the offices of the Company on the date specified in the Notice of Exchange (the "Exchange Date"), which shall be not less than five and not more than 30 days after the delivery of such Notice. At such closing, the Company shall issue and deliver to the holder or its designee a certificate or certificates for the Warrant Shares to be issued upon such Warrant Exchange, registered in the name of the holder or such designee, and if such Warrant Exchange shall not have been for all Warrant Shares, a new Warrant, registered in the name of the holder, of like tenor to this Warrant for the number of shares still subject to this Warrant following such Warrant Exchange (i.e., the excess of (i) the number of shares subject to this Warrant immediately before such Warrant Exchange over (ii) the Total Number).

          SECTION 4.      Adjustment of Warrant Price.

          If, at any time during the Exercise Period, the number of outstanding shares of Series C Preferred Stock (if Section 1(a) shall be applicable), or Senior Series B-2 Preferred Stock (if Section l(b) shall be applicable) is (i) increased by a stock dividend payable in shares of such class of capital stock or by a subdivision or split-up of shares of such class of capital stock, or (ii) decreased by a combination of shares of such class of capital stock, then, following the record date fixed for the determination of holders of such class of capital stock entitled to receive the benefits of such stock dividend, subdivision, split-up, or combination, the Warrant Price shall be adjusted to a new amount equal to the product of
(A) the Warrant Price in effect on such record date and (B) the quotient obtained by dividing (x) the number of shares of such class of capital stock outstanding on such record date (without giving effect to the event referred



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to in the foregoing clause (i) or (ii), by (y) the number of shares of such class of capital stock which would be outstanding immediately after the event referred to in the foregoing clause (i) or (ii), if such event had occurred immediately following such record date.

          SECTION 5.      Adjustment of Warrant Shares.

          Upon each adjustment of the Warrant Price as provided in Section 4, the Holder shall thereafter be entitled to subscribe for and purchase, at the Warrant Price resulting from such adjustment, the number of Warrant Shares equal to the product of (i) the number of Warrant Shares existing prior to such adjustment and (ii) the quotient obtained by dividing (A) the Warrant Price existing prior to such adjustment by (B) the new Warrant Price resulting from such adjustment. No fractional shares of capital stock of the Company shall be issued as a result of any such adjustment, and any fractional shares resulting from the computations pursuant to this paragraph shall be eliminated without consideration.

          SECTION 6.      Covenants as to Preferred Stock and Common Stock.

          (a) The Company covenants and agrees that all shares of capital stock which may be issued upon the exercise of the rights represented by this Warrant, and all shares of Common Stock of the Company which may be issued upon the conversion of Series C Preferred Stock or Senior Series B-2 Preferred Stock if issued upon exercise of this Warrant (collectively, the "Underlying Securities") will, upon issuance, be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that the Company will from time to time take all such action as may be requisite to assure that the stated or par value per share of the Underlying Securities is at all times equal to or less than the then effective Warrant Price per share of the Underlying Securities issuable upon exercise of this Warrant. The Company further covenants and agrees that the Company will at all times have authorized and reserved, free from preemptive rights, a sufficient number of
(a) shares of its Underlying Securities to provide for the exercise of the rights represented by this Warrant and (b) shares of Common Stock to provide for the conversion of Series C Preferred Stock or Senior Series B-2 Preferred Stock if issuable upon exercise of this Warrant. The Company further covenants and agrees that if any shares of capital stock to be reserved for the purpose of the issuance of shares of capital stock upon the exercise of this Warrant or the conversion of Series C Preferred Stock or Senior Series B-2 Preferred Stock if issuable upon exercise of this Warrant require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon exercise, then the Company will in good faith and expeditiously as possible endeavor to secure such registration or approval, as the case may be. If and so long as the capital stock issuable upon the exercise of this Warrant or the Common Stock issuable upon conversion of the Series C Preferred Stock or Senior Series B-2 Preferred Stock if issuable upon exercise of this Warrant is listed on any national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such capital stock.

          (b) The Company further covenants and agrees that the holder hereof will be entitled to the benefits of any adjustment prior to the exercise hereof pursuant to any anti-dilution protection afforded to holders of Series C Preferred Stock or Senior Series B-2 Preferred Stock if issuable upon exercise of this Warrant.

          SECTION 7.      No Shareholder Rights.

          This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company.

          SECTION 8. Restrictions on Transfer, Rights Under Purchase Agreement; Etc.

          The holder of this Warrant by acceptance hereof agrees that the transfer of this Warrant or any of the Underlying Securities are subject to the provisions of Section 13 of the Registration Rights Agreement and this Warrant. The Underlying Securities issuable upon exercise of this Warrant and the shares of Common Stock issuable upon conversion of shares of Series C Preferred Stock or Senior Series B-2 Preferred Stock if issuable upon exercise of this Warrant shall be entitled to all rights and benefits accorded thereto in the Purchase Agreement, and the applicable provisions of the Purchase Agreement are hereby incorporated herein by reference.

          SECTION 9.      Transfer of Warrant; Amendment.

          (a) This Warrant and all rights hereunder are transferable, in whole, or in part, in accordance with the Stockholders' Agreement, at the agency or office of the Company referred to in Section 2, by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed, in blank, shall be deemed negotiable, and, when so endorsed the holder hereof may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purposes and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until each transfer on such books, the Company may treat the registered holder hereof as the owner hereof for all purposes.

          (b) The terms and provisions of this Warrant may not be modified or amended, except under the written consent of the Company and the Holders of a majority of Warrant Shares issuable upon exercise hereof.

          SECTION 10.     Reorganizations, Etc.

          In case, at any time during the Exercise Period, of any capital reorganization, of any reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing operation and which does not result in any change in the Underlying Securities) or of the sale of all or substantially all the properties and assets of the Company as an entirety to any other corporation, this Warrant shall, after such reorganization, reclassification, consolidation, merger or sale, be exercisable for the kind and number of shares of stock or other securities or property of the Company or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold to which such holder would have been entitled if he had held the Underlying Securities issuable upon the exercise hereof immediately prior to such reorganization, reclassification, consolidation, merger or sale.

          SECTION 11.     Lost, Stolen, Mutilated or Destroyed Warrant.

          If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

          IN WITNESS WHEREOF, the undersigned has caused this Warrant to be executed by its duly authorized officer on the date first above written.

                               i VILLAGE INC.


                               By:  /s/ Candice Carpenter
                                    Name:  Candice Carpenter
                                    Title:  Chief Executive Officer


ATTEST: /s/ Steve Ellie
        Name:  Steve Elie
        Title:  Vice President, Finance

                             Form of Subscription

                    (To be signed upon exercise of Warrant)

          The undersigned, the holder of the within Warrants, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder, ______ shares of [Series C Preferred Stock] [Senior Series B-2 Preferred Stock] of i VILLAGE INC., and herewith makes payment of $________ therefor,<F1> and requests that the certificates for such shares be issued in the name of and delivered to, ________________________, whose address is _____________________________.

Dated:                              _______________________________
                                    (Signature)

                                    _______________________________
                                    (Address)








__________________
[FN]
<F1> All or any portion of which can be paid by cancellation of indebtedness under and surrender of Secured Convertible Notes.

                              Notice of Exchange

       (To be executed by the Holder in order to exchange the Warrant.)

          The undersigned hereby irrevocably elects to exchange this Warrant into _______ shares (the foregoing number constituting the "Total Number" referred to in Section 3(b) of this Warrant) of [Series C Preferred Stock] [Senior Series B-2 Preferred Stock] of i VILLAGE INC., minus any shares to be deducted from the foregoing number in accordance with the terms of this Warrant, according to the conditions thereof. The undersigned desires to consummate such exchange on ___________________.

Dated:                              _______________________________
                                    Name of Holder

                                    By:_____________________________

                              Form of Assignment

                 (To be signed only upon transfer of Warrant)

          For value received, the undersigned hereby sells, assigns and transfers unto the right represented by the within Warrant to purchase ___ shares of [Series C Preferred Stock] [Senior Series B-2 Preferred Stock] of i VILLAGE, INC., to which the within Warrant relates, and appoints Attorney to transfer such right on the books of i VILLAGE, INC., with full power of substitution in the premises.

Dated:                              _______________________________
                                    (Signature)

Signed in the presence of:

________________________